Exhibit 10.45


        CONSULTING AGREEMENT


THIS CONSULTING AGREEMENT ("Agreement") is entered into this 26th day of
May, 1999, to be effective as of     May 26    , 1999, between American
Champion Entertainment , Inc. a corporation organized and existing under the laws of Delaware ("ACEI"), and Chris Scoggin, Ltd., a limited partnership organized and existing under the laws of Texas, and doing business as Chris Scoggin & Associates ("SCOGGIN"), and consists of the following terms and conditions:


1.      PROVISION OF SERVICES

SCOGGIN shall provide advice based on the experiences of SCOGGIN with respect to market-making information, and shareholder and investor relations, but only so long as the rendering of such advice does not require that SCOGGIN be licensed or directly regulated in any pertinent state or federal jurisdiction or otherwise cause it to become subject to such licensure or regulation (the "Services"). The Services are not, and are not to be construed as, without limitation, legal, tax, accounting, investment banking, brokerage or any other services or advice which would require the dispenser of such advice to be licensed or otherwise directly regulated by any entity of the federal or any state government. SCOGGIN specifically disclaims all warranties, express or implied, including fitness for a specific or intended purpose.


2.      PERFORMANCE OF SERVICES

(a) SCOGGIN shall devote its best efforts and experience to the performance of the Services, and shall perform the Services with due diligence, in accordance with the highest prevailing standards and subject to all applicable laws, regulations and standards.

(b) SCOGGIN shall report to ACEI's representative, or to such other individual(s) as ACEI may specify in writing.


3.      PAYMENT

(a) As compensation for all the Services performed and to be performed by SCOGGIN pursuant to this Agreement, SCOGGIN shall receive the following:

(i) Six Hundred Thousand (600,000) Shares of restricted,
unregistered common stock of ACEI (the "Common
Stock"), to be issued upon execution of this
Agreement. SCOGGIN acknowledges that the Common Stock
will be subject to a minimum holding period of one
year pursuant to the provisions of SEC Rule 144.  The
parties further agree that the Common Shares will be
issued effective as of the date SCOGGIN or its agents
first rendered services to ACEI, which the parties
stipulate and agree was or will be     May 26    ,
1999 (the "Commencement Date").

(ii) Unregistered Warrants to purchase Fifty Thousand
(50,000) Shares of unregistered common stock of ACEI at each of the following strike prices per share:
$5.00, $6.00, $7.00, $8.00, $9.00, and $10.00, for a
total of Three Hundred Thousand (300,000) such warrants (the "Warrants"). The Warrants will be substantially similar to the form of Warrant attached as Exhibit A to this agreement.

(b) Four Hundred Eighty Thousand (480,000) shares of the Common
Stock issued pursuant to this agreement, but not the Warrants, shall be subject to an Escrow Agreement in the form attached as Exhibit B to this agreement. These shares will be released to SCOGGIN in the following amounts upon ACEI's share price reaching or exceeding the following closing prices for two consecutive trading days:

Number of Shares Released                               Closing
Price per Share

        120,000 shares                                  $ 1.75
        120,000 shares                                  $ 2.50
        120,000 shares                                  $ 3.25
        120,000 shares                                  $ 4.00

(c) ACEI represents and warrants that it will not dilute the compensation to SCOGGIN hereunder except by the issuance of its shares for acquisitions or financing activities in accordance with its business plan as evidenced by its filings with the SEC and NASDAQ. To the extent shares are issued for any other purpose except de minimus amounts not exceeding 100,000 shares in the aggregate during the twelve months following the execution of this agreement, the Company will immediately issue comparable shares to SCOGGIN sufficient to maintain its same percentage of the actual outstanding shares immediately prior to such issuance using the total compensation as if it were released and/or exercised at such date.

(d) The amounts specifically provided for in this Agreement are the only compensation to be paid to SCOGGIN hereunder, unless otherwise agreed.


4.      TERM

(a) The term of this Agreement shall commence effective as of the Commencement Date, and shall continue thereafter for an initial term of one (1) year. Thereafter, this Agreement may be extended for any number of successive periods by mutual written agreement.

(b) Any of the parties may terminate this Agreement for cause during the initial term, or any extension of this Agreement.


5.      TAXES

SCOGGIN shall be responsible for the ascertainment and payment of all taxes, including, without limitation, income taxes and social security taxes, fees, duties, imposts and other charges imposed upon the consideration paid to SCOGGIN under this Agreement.



6.      CONTRACTOR STATUS

In the performance of the Services, SCOGGIN is an independent contractor, and SCOGGIN shall not be considered the employee, agent or servant of ACEI. SCOGGIN shall have no authority to bind ACEI, nor to act on its behalf, nor to make decisions for ACEI, except as expressly provided in this Agreement. ACEI, being interested only in the results of SCOGGIN's performance of the Services, will give only broad direction thereto, provided such direction is clear and adequate relative to the Services to be performed.



7.      CONFLICT OF INTEREST

SCOGGIN represents that, to the best of its knowledge, neither its entering into, nor its performance under, this Agreement creates nor will create any conflict of interest as to any relationship, contractual, fiduciary or otherwise, which SCOGGIN may have with any third party. In addition, SCOGGIN shall not enter into any such conflict-of-interest relationship with any third party during the term of this Agreement. If any actual or potential conflict of interest arises during the term of this Agreement regarding SCOGGIN's performance under this Agreement, SCOGGIN shall so notify ACEI immediately. SCOGGIN and ACEI shall use their best efforts to settle satisfactorily any point of conflict.



8.      CONFIDENTIALITY

(a) All data, information and reports received by SCOGGIN from ACEI, in the course of performing the Services shall remain the sole property of ACEI. SCOGGIN shall keep confidential all such data, information and reports.

(c) For purposes hereof, confidential information shall not include information which is public knowledge or in the public domain, is known to SCOGGIN at or prior to the time of disclosure thereof by ACEI or becomes known to SCOGGIN independent of the disclosure by ACEI.

(d) The rights and obligations under this Article 11 shall be continuing ones and shall survive the expiration or termination, for any reason, of this Agreement for a period of three (3) years after that expiration or termination.



9.      FORCE MAJEURE

If either SCOGGIN or ACEI is rendered unable to perform any obligations hereunder, in whole or in part, due to force majeure, then upon prompt notice to the other, that party's performance shall be suspended for the period that it is unable to perform the obligation, and any corresponding remaining obligations of the other party shall also be suspended for that period. For the purpose of this Agreement, "force majeure" shall mean any act or event beyond the reasonable control of the party affected including, but not limited to, a strike, labor dispute, lockout, fire, flood, tornado, hurricane, earthquake, explosion, act of God or the public enemy, war (declared or undeclared), terrorism, blockade, governmental regulation, order or decree, insurrections, riots and other civil disturbances.


10.     INDEMNIFICATION AND CONSEQUENTIAL DAMAGES

SCOGGIN agrees that it shall, defend, indemnify and hold harmless ACEI, its co-owners, joint venturers and its and their shareholders, officers, directors, agents, employees and invitees, against any direct or indirect damage, cost or expense arising out of this Agreement and relating to any losses sustained by ACEI and caused exclusively by the acts of SCOGGIN, its officers, agents or employees in the performance of activities pursuant to this Agreement.

ACEI agrees that it shall, defend, indemnify and hold harmless SCOGGIN, its co-owners, joint venturers and its and their shareholders, partners, officers, directors, agents, employees and invitees, against any direct or indirect damage, cost or expense arising out of this Agreement and relating to any losses sustained by SCOGGIN and caused exclusively by the acts of ACEI, its officers, agents or employees in the performance of activities pursuant to this Agreement.

Neither SCOGGIN nor ACEI shall be liable to the other for any of its incidental or consequential damages (including, without limitation, lost profits). Neither of them shall assert any such claim against the other or its subsidiaries or affiliated companies or their respective shareholders, partners, officers, directors or employees.


11.     ASSIGNMENT

SCOGGIN shall not assign, in whole or in part, any of its rights or obligations under this Agreement, unless the assignment is made to an affiliate or subsidiary of. ACEI may assign any of its rights and obligations under this Agreement to any of its affiliates upon written consent of SCOGGIN, which shall not be unreasonably withheld..





12.     APPLICABLE LAW AND ARBITRATION

THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF TEXAS, U.S.A., EXCLUDING ANY CHOICE-OF-LAW RULE(S) WHICH WOULD CAUSE THE LAW OF ANOTHER JURISDICTION TO APPLY. ANY CONTROVERSY, CLAIM OR DISPUTE OF WHATEVER NATURE ARISING BETWEEN THE PARTIES AND RELATING TO THIS AGREEMENT SHALL BE EXCLUSIVELY REFERRED TO AND DETERMINED BY ARBITRATION IN HOUSTON, TEXAS, BY USING ONE ARBITRATOR IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION.
TO THE EXTEND PERMITTED BY LAW, THE ARBITRATION SHALL BE FINAL AND BINDING UPON THE PARTIES. THE NON-PREVAILING PARTY IN THE ARBITRATION PROCEEDING SHALL REIMBURSE THE PREVAILING PARTY FOR ALL REASONABLE ATTORNEY'S FEES ASSOCIATED WITH THE ARBITRATION.


13.     INTEGRATED AGREEMENT AND AMENDMENT

(a) This Agreement constitutes the entire agreement between ACEI and SCOGGIN regarding the subject matter of this Agreement, and it supersedes all prior discussions, correspondence, negotiations and agreements regarding that subject matter.
This Agreement may not be amended except by a written instrument duly signed by both ACEI and CONTRACTOR.

(b) The headings to the Articles of this Agreement are for convenience only, and shall not be utilized in interpreting this Agreement.


14.     NOTICES

Any notice that is required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by a party, at the addresses set forth below, or at such other address as a party has specified:

American Champion Entertainment, Inc.
1694 The Alameda, Suite 100
San Jose, CA 95126
Attn:  Anthony Chan, CEO

Chris Scoggin, Ltd.
14520 Memorial Drive, Suite 50
Houston, Texas 77079
Attn:  Chris Scoggin, CEO


15.     COUNTERPARTS

Each Party may sign identical counterparts of this Agreement with the same effect as if the Parties signed the same document. A copy of this Agreement signed by a Party and delivered by facsimile transmission to the other Party shall have the same effect as the delivery of an original of this Agreement containing the original signature of such Party.


16.     JOINT DRAFTING

The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, it extensions or any amendment thereto.


IN WITNESS WHEREOF, this Agreement is signed as of the date first above written.


AMERICAN CHAMPION ENTERTAINMENT, INC



Signature:              /s/ Anthony K. Chan
Name:                   Anthony K. Chan
Title:                  President & CEO
Date:                   May 26, 1999

CHRIS SCOGGIN, LTD.



Signature:              /s/ Chris Scoggin
Name:                   Chris Scoggin
Title:                  CEO
Date:                   May 26, 1999